Exhibit 99.1

Contacts:	Christine Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES Q2 2011 RESULTS

•                              Second Quarter Revenue Increases 26% y/y to $89.3 million

•                              Fully Diluted GAAP EPS Increases 27% y/y

•                              2011 Revenue and EPS Guidance Increased

NEW YORK, N.Y., July 29, 2011—HMS (NASDAQ: HMSY) today announced its financial results for the second quarter of 2011.

For the quarter ended June 30, 2011 revenue increased 26% to $89.3 million, compared with $70.7 million for the same period a year ago. Net income for the quarter increased 36% to $12.4 million or $0.14 per diluted share post-split ($0.43 pre-split) compared to net income of $9.1 million or $0.11 per diluted share post-split ($0.32 pre-split) for the same period a year ago. The Company has previously announced a three-for-one stock split for shareholders of record on July 22, 2011, that will be distributed on August 16, 2011.

For the first half of 2011, revenue increased 27% to $171.8 million versus $135.7 million for the prior year. Net income for the first half was $22.2 million or $0.26 per diluted share post-split ($0.77 pre-split) versus net income of $16.7 million or $0.20 per diluted share post-split ($0.59 pre-split) for the prior year.

The Company has revised its 2011 guidance from $370.0 million in revenue and $0.58 in fully diluted GAAP EPS ($1.74 pre-split) to $372 million in revenue and $0.59 in fully diluted GAAP EPS post-split ($1.78 pre-split).

“In the first half of 2011, clients in all our markets sought cost-savings solutions from HMS at an unprecedented rate,” remarked Bill Lucia, Chief Executive Officer. “We see the trend continuing as clients face the challenges associated with growing their programs and complying with healthcare reform legislation.”

Lucia added, “We are revising full year revenue and GAAP EPS guidance for 2011 to reflect both increasing confidence in HMS’s ability to deliver a strong finish this year, and a very promising pipeline for 2012.”

HMS will be hosting its second quarter 2011 conference call and webcast with the investment community on Friday, July 29, 2011 at 9:00 am Eastern Time.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at 1-800-967-7143.  International participants can listen to the call at 719-457-2573.

The webcast will be archived on the website at http://investor.hms.com/events.cfm. Individuals can listen to the replay at 1-888-203-1112.  International participants can listen to the replay at 1-719-457-0820.  The conference ID is 3419567. The replay will be available at 11 a.m. ET on July 29 through 11:59 p.m. ET on August 6, 2011.

The HMS Form 10-Q for the quarter June 30, 2011 will be filed and available on our website on http://investor.hms.com or about August 10, 2011, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

HMS Holdings Corp. (NASDAQ: HMSY), is the nation’s leader in coordination of benefits and program integrity services for healthcare payors. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 120 Medicaid managed care plans; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the company’s services, clients recovered over $1.8 billion in 2010, and saved billions of dollars more through prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services;  and our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse.  A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Six-Month Periods Ended June 30, 2011 and 2010

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Revenue	$89,346	$70,726	$171,803	$135,678

Cost of services:

Compensation	31,531	25,391	62,842	49,180
Data processing	5,652	4,296	10,634	8,115
Occupancy	3,726	2,809	7,534	6,150
Direct project costs	11,064	8,204	20,653	15,778
Other operating costs	4,597	3,945	8,811	7,173
Amortization of acquisition related software and intangibles	1,648	1,398	3,388	2,901
Total cost of services	58,218	46,043	113,862	89,297

Selling, general & administrative expenses	10,668	9,498	21,372	18,480
Total operating expenses	68,886	55,541	135,234	107,777
Operating income	20,460	15,185	36,569	27,901

Interest expense	(23)	(23)	(46)	(46)
Other income, net	277	—	549	—
Interest income	16	24	36	41
Income before income taxes	20,730	15,186	37,108	27,896
Income taxes	8,307	6,074	14,869	11,205
Net income	$12,423	$9,112	$22,239	$16,691

Basic income per share data:
Net income per basic share	$0.15	$0.11	$0.26	$0.21

Weighted average common shares outstanding, basic	83,925	81,320	84,186	81,040

Diluted income per share data:
Net income per diluted share	$0.14	$0.11	$0.26	$0.20

Weighted average common shares, diluted	86,720	85,088	87,112	84,812

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(unaudited)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$117,656	$94,836
Accounts receivable, net of allowance of $725 at June 30, 2011 and $799 at December 31, 2010	80,794	75,123
Prepaid expenses	6,527	5,521
Prepaid income taxes	3,392	3,533
Other current assets	199	371
Net deferred tax asset	749	664
Total current assets	209,317	180,048

Property and equipment, net	46,212	44,713
Goodwill, net	106,675	107,414
Intangible assets, net	17,596	19,826
Other assets	5,867	904
Total assets	$385,667	$352,905

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$24,789	$32,502
Contingent payables	2,972	—
Total current liabilities	27,761	32,502

Long-term liabilities:
Contingent payables	—	2,573
Accrued deferred rent	1,575	1,842
Other liabilities	1,976	2,582
Deferred tax liabilities	6,692	5,768
Total long-term liabilities	10,243	12,765
Total liabilities	38,004	45,267

Shareholders' equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $.01 par value; 125,000,000 shares authorized; 89,686,170 shares issued and 84,697,632 shares outstanding at June 30, 2011; 88,341,546 shares issued and 83,353,008 shares outstanding at December 31, 2010	897	883
Capital in excess of par value	222,222	204,450
Retained earnings	133,941	111,702
Treasury stock, at cost; 4,988,538 shares at June 30, 2011 and December 31, 2010	(9,397)	(9,397)
Total shareholders' equity	347,663	307,638

Total liabilities and shareholders' equity	$385,667	$352,905

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2011 and 2010

(in thousands)

(unaudited)

	Six months ended June 30,
	2011	2010

Operating activities:
Net income	$22,239	$16,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,805	7,307
Stock-based compensation expense	3,966	3,428
Deferred income taxes	839	(782)
Decrease in allowance for doubtful debts	(74)	—
Change in fair value of contingent consideration	399	—
Loss on disposal of fixed assets	2	21
Changes in assets and liabilities:
(Increase)/Decrease in accounts receivable	(5,597)	831
(Increase)/Decrease in prepaid expenses	(1,006)	(134)
Decrease /(Increase) in prepaid income taxes	141	(624)
Decrease/(Increase) in other current assets	11	(58)
(Increase)/Decrease in other assets	(154)	682
Decrease in accounts payable, accrued expenses and other liabilities	(6,377)	(5,058)

Net cash provided by operating activities	24,194	22,304

Investing activities:
Investment in certificate of deposit	(4,809)	—
Purchases of property and equipment	(8,986)	(5,430)
Purchase of building and land	—	(9,886)
Acquisition of AMG-SIU	161	(12,795)
Acquisition of Verify Solutions	(500)	—
Investment in capitalized software	(1,060)	(1,006)
Net cash used in investing activities	(15,194)	(29,117)

Financing activities:
Proceeds from exercise of stock options	7,763	3,713
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(903)	—
Excess tax benefit from exercised stock options	6,960	4,972
Net cash provided by financing activities	13,820	8,685
Net increase in cash and cash equivalents	22,820	1,872

Cash and cash equivalents at beginning of period	94,836	64,863
Cash and cash equivalents at end of period	$117,656	$66,735

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$7,027	$7,667
Cash paid for interest	$47	$23

Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$1,012	$502
Accrued acquisition related contingent consideration	$—	$2,573

HMS HOLDINGS CORP. AND SUBSIDIARIES

Reconciliation of net income to EBITDA and adjusted EBITDA

 (unaudited)

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $27.6 million for the second quarter of 2011, an increase of 35% over the same period a year ago.

Reconciliation of net income to EBITDA and adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share amounts)	2011	2010	2011	2010
Net Income	$12,423	$9,112	$22,239	$16,691

Net interest (income) expense	7	(1)	10	5
Income taxes	8,307	6,074	14,869	11,205
Depreciation and amortization, net of deferred financing costs, included in net interest expense (income)	4,968	3,627	9,805	7,307

Earnings before interest, taxes, depreciation and amortization (EBITDA)	25,705	18,812	46,923	35,208
Share-based compensation expense	1,930	1,667	3,966	3,428
Adjusted EBITDA	$27,635	$20,479	$50,889	$38,636